                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            THOMAS INDUSTRIES INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                            THOMAS INDUSTRIES INC.
                             4360 BROWNSBORO ROAD
                                   SUITE 300
                          LOUISVILLE, KENTUCKY 40207
                                (502) 893-4600

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 18, 1996

TO THE SHAREHOLDERS:

  The Annual Meeting of Shareholders of Thomas Industries Inc., a Delaware corporation, will be held at the Seelbach Hotel, 500 Fourth Street, Louisville, Kentucky on Thursday, April 18, 1996 at 10:00 A.M. Eastern Daylight Time for the following purposes:

    1. To elect three Class I directors.

    2. To consider and transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 1, 1996 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Phillip J. Stuecker
                                          Vice President of Finance,
                                           Chief Financial Officer and
                                           Secretary

March 12, 1996

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE FOR MAILING IN THE UNITED STATES. A PROMPT RESPONSE IS HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                            THOMAS INDUSTRIES INC.
                             4360 BROWNSBORO ROAD
                                   SUITE 300
                          LOUISVILLE, KENTUCKY 40207

                               ----------------

                                PROXY STATEMENT

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 18, 1996

                               ----------------

To the Shareholders of
 THOMAS INDUSTRIES INC.:

  This Proxy Statement is being mailed to shareholders on or about March 12, 1996 and is furnished in connection with the solicitation by the Board of Directors of Thomas Industries Inc., a Delaware corporation (the "Corporation"), of proxies for the Annual Meeting of Shareholders to be held on April 18, 1996 for the purpose of considering and acting upon the matters specified in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. If the form of Proxy which accompanies this Proxy Statement is executed and returned, it will be voted. A Proxy may be revoked at any time prior to the voting thereof by written notice to the Secretary of the Corporation.

  A majority of the outstanding shares entitled to vote at this meeting and represented in person or by proxy will constitute a quorum. With regard to the election of directors and any other proposal submitted to a vote, approval requires the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at this meeting. Shares represented by proxies which are marked "abstain" or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters. Broker "non-votes" will be treated as not represented at the meeting as to matters for which a non-vote is indicated on the broker's proxy. Broker "non-votes" and the shares as to which shareholders abstain are included for purposes of determining whether a quorum of shares is present at a meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" will not affect the determination of the outcome of the vote on any proposal to be decided at the meeting.

  Expenses incurred in the solicitation of proxies will be borne by the Corporation. Officers of the Corporation may make additional solicitations in person or by telephone. In addition, the Corporation has retained McCormick & Pryor Ltd. to assist in the solicitation of proxies for a fee of $4,000, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with the solicitation.

  The Annual Report to Shareholders for fiscal year 1995 accompanies this Proxy Statement. If you did not receive a copy of the report, you may obtain one by writing to the Secretary of the Corporation.

  As of March 1, 1996, the Corporation had outstanding 10,130,143 shares of Common Stock and such shares are the only shares entitled to vote at the Annual Meeting. Each share is entitled to one vote on each matter to be voted upon at the Annual Meeting.

                       SECURITIES BENEFICIALLY OWNED BY
                     PRINCIPAL SHAREHOLDERS AND MANAGEMENT

  Set forth in the following table are the beneficial holdings (and the percentages of outstanding shares represented by such beneficial holdings) as of March 1, 1996, except as otherwise noted, of (i) each person (including any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Corporation to own beneficially more than 5% of its outstanding Common Stock, (ii) directors and nominees, (iii) the executive officers named in the Summary Compensation Table who are not directors, and (iv) all executive officers, directors and nominees as a group.

  Under Rule 13d-3 of the Exchange Act, persons who have the power to vote or dispose of Common Stock of the Corporation, either alone or jointly with others, are deemed to be beneficial owners of such Common Stock. Because the voting or dispositive power of certain stock listed in the following table is shared, the same securities in such cases are listed opposite more than one name in the table. The total number of shares of Common Stock of the Corporation listed in the table, after elimination of such duplication, is 3,279,262 (31.7% of the outstanding Common Stock).

                                                   NUMBER OF SHARES
                                                    AND NATURE OF         PERCENT
                                                      BENEFICIAL            OF
                          NAME                        OWNERSHIP            CLASS
                          ----                     ----------------       -------
      (i)Gabelli Group...........................     1,801,012(1)         17.78%
         One Corporate Center
         Rye, NY 10580
      (ii)Fisher Investments, Inc.
        Kenneth L. Fisher........................       515,300(2)          5.09
         13100 Skyline Blvd.
         Woodside, CA 95062
      (ii)Timothy C. Brown.......................        74,702(3)(5)          *
        Peter P. Donis...........................         7,102(4)             *
        Wallace H. Dunbar........................       495,987(4)(6)(8)    4.89
        Roger P. Eklund..........................       168,262(4)(7)       1.66
        H. Joseph Ferguson.......................       350,200(4)(8)       3.46
        Gene P. Gardner..........................        19,624(4)             *
        Lawrence E. Gloyd........................         6,140(4)             *
        William M. Jordan........................         1,000                *
        Ralph D. Ketchum.........................         7,400(4)             *
        Franklin J. Lunding, Jr..................       349,556(4)(8)       3.45
      (iii)Richard J. Crossland..................         3,333(5)             *
        Phillip J. Stuecker......................        44,035(5)             *
        Clifford C. Moulton......................        17,000(5)             *
        Ronald D. Schneider......................        11,203(5)             *
      (iv)All Executive Officers, Directors and
           Nominees as a Group (16 persons)......       962,950(5)(9)       9.31

--------
   *Less than 1.0%

(1) Based upon an amendment to Schedule 13D filed by certain reporting persons (the "Gabelli Group") with the Securities and Exchange Commission on December 28, 1995. One of the members of the Gabelli Group, GAMCO Investors, Inc., beneficially owns 1,550,012 shares, representing 15.30% of the outstanding Common Stock. GAMCO Investors, Inc. has sole voting power with respect to 1,335,512 of such shares. The other reporting persons included in this group are Gabelli Funds, Inc., Gabelli International Limited and Mario J. Gabelli.
(2) Based upon a Schedule 13G filed by Fisher Investments, Inc. and Kenneth L. Fisher with the Securities and Exchange Commission on February 12, 1996. Fisher Investments, Inc. and Mr. Fisher each have sole voting and dispositive power with respect to the 515,300 shares of Common Stock.
(3) Excludes shares owned separately by spouses or children in the households of the following: Mr. Brown--217 shares; and all executive officers and directors as a group--217 shares. Mr. Brown disclaims that he is the beneficial owner of any shares of which except for Rule 13d-3 he would not be deemed the beneficial owner.
(4) Includes 4,000 shares which may be acquired pursuant to options exercisable within sixty days under the Thomas Industries Inc. Nonemployee Director Stock Option Plan.
(5) Includes shares which may be acquired pursuant to stock options exercisable within sixty days as follows: Mr. Brown--62,537 shares; Mr. Crossland--3,333 shares; Mr. Stuecker--35,262 shares; Mr. Moulton--10,000 shares; Mr. Schneider--11,000 shares; and all executive officers as a group--179,514 shares.
(6) Includes 2,032 shares owned by the Dunbar Foundation, for which Mr. Dunbar serves as President. Mr. Dunbar disclaims beneficial ownership of such shares.
(7) Includes 37,753 shares held in two trusts of which Mr. Eklund is a co-trustee, 41,390 shares held by two charitable foundations of which Mr. Eklund is a director and officer, and 5,628 shares held by a pension trust over which Mr. Eklund shares voting control. Mr. Eklund disclaims beneficial ownership of such shares.
(8) Includes 342,700 shares held by the Thomas Industries Master Trust, as amended, of which Mr. Ferguson, Mr. Lunding and Mr. Dunbar comprise the Investment Committee. The Investment Committee has the power to vote and direct disposition of such shares, except for certain restrictions placed upon the Investment Committee by the Trustee in the event of a tender offer for the shares of the Corporation. Messrs. Ferguson, Lunding and Dunbar disclaim beneficial ownership of such shares.
(9) The total number of shares of Common Stock of the Corporation reported for executive officers, directors and nominees as a group is shown after eliminating duplication within the table.

                             ELECTION OF DIRECTORS

  The Restated Certificate of Incorporation of the Corporation provides that the Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. On December 14, 1995, the Board of Directors amended the Corporation's Bylaws to increase the number of directors from nine to ten and to increase the number of members of Class I from three to four. William
M. Jordan was elected by the Board of Directors as a Class I director to fill the newly created vacancy. Peter P. Donis, a member of the Audit and Compensation Committees, has advised the Corporation that he is retiring as a director effective as of April 18, 1996. The Board of Directors wishes to thank him for his service to the Corporation over the years. As a result of his retirement, the Board of Directors amended the Corporation's Bylaws, effective as of April 18, 1996, by reducing the number of directors from ten to nine and reducing the number of members of Class I from four to three. At the Annual Meeting of Shareholders, three Class I directors are to be elected to serve until 1999 and six directors will continue to serve in accordance with their prior election or appointment.

  It is intended that the proxies (except proxies marked to the contrary) will be voted for the nominees listed below, all of whom are members of the present Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

  The Board of Directors recommends a vote FOR each of the Class I nominees.

NOMINEES AND CONTINUING DIRECTORS

  The following table sets forth certain information with respect to the nominees and the continuing directors:

NAME, AGE AND YEAR
FIRST ELECTED DIRECTOR                     PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------                     ------------------------------------------
           CLASS I NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 1999

Gene P. Gardner....................... Chairman of the Board of Beaver Dam Coal Company
 Age 66   1986                         (coal properties) since 1983. Director of LG&E
                                       Energy Corp., Louisville Gas & Electric Company,
                                       Commonwealth Financial Corporation and
                                       Commonwealth Bank and Trust Company.
Lawrence E. Gloyd..................... Chairman of the Board and Chief Executive Officer
 Age 63   1987                         of CLARCOR Inc. (manufacturer of filtration and
                                       packaging products) since 1990. President and
                                       Chief Executive Officer of CLARCOR Inc. (March
                                       1988 to 1995). Director of AMCORE Financial, Inc.,
                                       G.U.D. Holdings Ltd. and Woodward Governor Co.
William M. Jordan..................... President and Chief Executive Officer of The
 Age 52   1995                         Duriron Company, Inc. (manufacturer of pumps and
                                       related products) since 1993. Prior to 1993, held
                                       various positions with The Duriron Company
                                       including President and Chief Operating Officer
                                       (1991-1993), Executive Vice President and Chief
                                       Operating Officer (1990-1991), and has been a
                                       director since 1991. Director of NIBCO.
                      CLASS II DIRECTORS WITH TERMS EXPIRING IN 1997
Timothy C. Brown...................... President and Chief Executive Officer of the
 Age 45   1989                         Corporation since February 1992, and Chairman of
                                       the Board since April 1995. Prior to February
                                       1992, held various positions with the Corporation
                                       including Executive Vice President, Chief
                                       Operating Officer (February 1991 to February
                                       1992), Executive Vice President, Operations (1990
                                       to February 1991). Director of National City Bank,
                                       Kentucky.
Wallace H. Dunbar..................... Chairman of the Board of Americo Group (vinyl and
 Age 64   1991                         fabric lamination) for more than five years.
                                       Director of Banc One Kentucky Corporation. Mr.
                                       Dunbar previously served as a director of the
                                       Corporation from 1968 to 1979.

NAME, AGE AND YEAR
FIRST ELECTED DIRECTOR                     PRINCIPAL OCCUPATION AND OTHER INFORMATION
----------------------                     ------------------------------------------
Franklin J. Lunding, Jr............... Attorney in private practice for more than five
 Age 57   1972                         years. Chairman of the Board, President and Chief
                                       Executive Officer of BioCatalyst Resources, Inc.
                                       (publisher of Advances in Nutrition(TM), and other
                                       nutrition related publications for veterinarians
                                       and organizer of seminars covering nutritional
                                       subjects), and its wholly owned subsidiary, The
                                       Prozyme Co., Inc. (manufacturer and distributor of
                                       enzyme-based food supplements) since June 1988.
                     CLASS III DIRECTORS WITH TERMS EXPIRING IN 1998
Roger P. Eklund....................... Partner of Eklund and Eklund (attorneys) for more
 Age 64   1974                         than five years. Chairman of the Board of
                                       Upbancorp, Inc. (bank holding company) since 1983.
H. Joseph Ferguson.................... Director and founder of Ferguson, Wellman, Rudd,
 Age 62   1989                         Purdy & Van Winkle Inc. (investments) for more
                                       than five years. President of such entity until
                                       1993.
Ralph D. Ketchum...................... President of RDK Capital, Inc., the general
 Age 69   1989                         partner of RDK Capital Limited Partnership
                                       (investments) for more than five years. Also
                                       serves as Chief Executive Officer and Chairman of
                                       the Board of Heintz Corporation, a majority owned
                                       subsidiary of RDK Capital Limited Partnership.
                                       Heintz Corporation commenced a voluntary case
                                       under Chapter 11 of the federal Bankruptcy Code in
                                       August 1993. Formerly, Senior Vice President and
                                       Group Executive of the Lighting Group, General
                                       Electric Company (1980 to 1987). Director of
                                       Metropolitan Savings Bank, Olgebay-Norton
                                       Corporation, Pacific Scientific Corporation and
                                       Lithium Technology Corporation.

                            EXECUTIVE COMPENSATION

  The following table presents summary information concerning compensation awarded or paid to, or earned by, the Chief Executive Officer and each of the other four most highly compensated executive officers at December 31, 1995 during each of the last three fiscal years for services rendered to the Corporation and its subsidiaries.

                          SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                    ANNUAL COMPENSATION           COMPENSATION
                               ------------------------------ ---------------------
                                                              RESTRICTED SECURITIES
                                                 OTHER ANNUAL   STOCK    UNDERLYING  ALL OTHER
   NAME AND PRINCIPAL           SALARY   BONUS   COMPENSATION   AWARDS    OPTIONS   COMPENSATION
        POSITION          YEAR   ($)     ($)(1)     ($)(2)      ($)(3)     (#)(4)      ($)(5)
   ------------------     ---- -------- -------- ------------ ---------- ---------- ------------
Timothy C. Brown........  1995 $325,000 $193,252       --                  30,000     $53,274
 President, Chief         1994  275,000   69,809       --        --        30,000      31,660
  Executive Officer and   1993  250,000      --    $ 1,481       --        15,000       8,805
  Chairman of the Board
Richard J. Crossland(6).  1995 $208,333 $159,826       --                  10,000     $26,259
 Vice President,          1994   68,974   30,000   $39,734                 20,000         --
  Lighting Group Manager  1993      --       --        --                     --          --
Phillip J. Stuecker.....  1995 $174,000 $103,464       --                  10,000     $24,636
 Vice President of        1994  162,000   47,255       --        --        10,000      16,763
  Finance, Chief          1993  150,000      --        --        --         6,000       4,841
  Financial Officer and
  Secretary
Clifford C. Moulton(7)..  1995 $190,000 $ 66,206       --                  10,000     $30,295
 Group Vice President,    1994  180,000   86,426   $56,659       --        10,000      24,870
  Compressor and Vacuum   1993  137,500   88,000    58,941       --        12,000         --
  Pumps
Ronald D. Schneider       1995 $130,000 $ 86,572       --                   5,000     $15,794
 Vice President,          1994  111,000   25,535       --                   5,000      10,346
  Lighting Operations     1993  103,000      --        --                   3,000       3,324

--------
(1) Represents bonuses paid under the Key Employee Bonus Plan described in the Compensation Committee Report on Executive Compensation.
(2) The named executive officers received certain perquisites in 1993, 1994 and 1995, the amount of which did not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus, except with respect to Mr. Crossland whose "Other Annual Compensation" included an allowance and expense reimbursement related to moving of $38,814 in 1994 and Mr. Moulton whose "Other Annual Compensation" included an allowance and expense reimbursement related to moving of $52,441 in 1993 and $51,784 in 1994. Mr. Brown received a tax-offset bonus upon exercise of stock options in 1993.
(3) No restricted stock was granted to any of the named executive officers in 1993, 1994 or 1995 and no shares of restricted stock were held by any of the named executive officers as of the end of 1995.
(4) Represents stock options awarded under the Corporation's incentive stock plans.
(5) All Other Compensation represents amounts contributed or accrued for the named individuals under the Corporation's Profit Sharing Plan and Supplemental Profit Sharing Plan.

(6) Richard J. Crossland was elected Vice President, Lighting Group Manager effective August 18, 1994. Prior to that time, Mr. Crossland was not an officer or employee of the Corporation. Mr. Crossland's base salary and bonus potential were established pursuant to an employment agreement entered into in August 1994 between the Corporation and Mr. Crossland. The employment agreement expires August 29, 1996.
(7) Clifford C. Moulton was elected Group Vice President, Compressors and Vacuum Pumps effective March 1, 1993. Prior to that time, Mr. Moulton was not an officer or employee of the Corporation. In connection with recruiting Mr. Moulton, the Corporation agreed to calculate Mr. Moulton's bonus payment on the basis he was a full-time employee of the Corporation as of January 1, 1993. Mr. Moulton's base salary and bonus potential were established pursuant to an employment arrangement entered into in March 1993 between the Corporation and Mr. Moulton. The employment arrangement expired March 1, 1995. Pursuant to a Pension Floor Plan under which no additional benefits will accrue subsequent to June 1995, Mr. Moulton will be entitled to receive a straight life annuity in the amount of $103 per month commencing at age 65 and upon retirement.

  The following tables present certain additional information concerning stock options granted to, and exercised by, the named executive officers during 1995 and the value of options held by such officers at fiscal year-end.

                       OPTION GRANTS IN LAST FISCAL YEAR

                            INDIVIDUAL GRANTS
--------------------------------------------------------------------------
                                                                           POTENTIAL REALIZABLE VALUE
                           NUMBER OF    % OF TOTAL                           AT ASSUMED ANNUAL RATES
                          SECURITIES     OPTIONS                           OF STOCK PRICE APPRECIATION
                          UNDERLYING    GRANTED TO  EXERCISE OR                FOR OPTION TERM(3)
                            OPTIONS    EMPLOYEES IN BASE PRICE  EXPIRATION ---------------------------
   NAME                  GRANTED(#)(1) FISCAL YEAR   ($/SH)(2)     DATE         5%           10%
   ----                  ------------- ------------ ----------- ---------- ---------------------------
Timothy C. Brown........    30,000         18.4%      $21.875    12/13/05  $    413,438 $    1,043,438
Richard J. Crossland....    10,000          6.1        21.875    12/13/05       137,813        347,813
Phillip J. Stuecker.....    10,000          6.1        21.875    12/13/05       137,813        347,813
Clifford C. Moulton.....    10,000          6.1        21.875    12/13/05       137,813        347,813
Ronald D. Schneider.....     5,000          3.1        21.875    12/13/05        68,906        173,906

--------
(1) All options were granted December 13, 1995, one-fourth of each option becoming exercisable each year beginning December 13, 1997. All options permit the optionee to pay for exercise with Common Stock owned for at least six months. Each year the Compensation Committee determines whether tax-offset bonuses will be available to holders of non-qualified stock options upon exercise and whether the holders will be able to pay withholding tax with shares acquired on exercise. The Compensation Committee has determined that tax-offset bonuses will be available and that withholding tax may be paid with shares acquired on exercise, during 1996, provided that such determination is subject to change at any time during the year.
(2) The exercise price for all options granted is equal to the closing market price of the Corporation's Common Stock on December 13, 1995.
(3) The amounts shown under these columns are the result of calculations at 5% and 10% annual rates over the ten-year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Corporation's Common Stock. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES              UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                          ACQUIRED    VALUE     OPTIONS AT FY-END (#)       AT FY-END ($)(2)
                         ON EXERCISE REALIZED ------------------------- -------------------------
   NAME                      (#)      ($)(1)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                  ----------- -------- ----------- ------------- ----------- -------------
Timothy C. Brown........    8,489    $55,828    62,537       65,000      $640,846     $406,875
Richard J. Crossland....      --         --      3,333       26,667        28,747      175,003
Phillip J. Stuecker.....    4,851     34,935    35,262       22,000       346,071      139,250
Clifford C. Moulton.....      --         --      8,000       24,000        97,500      166,250
Ronald D. Schneider.....      --         --     11,000       11,000       141,375       69,535

--------
(1) Represents the difference between the closing price of the Corporation's Common Stock on the date of exercise and the exercise price of the option.
(2) Based on the market value of the Corporation's Common Stock on December 29, 1995.

OTHER COMPENSATION ARRANGEMENTS

  The Corporation entered into agreements ("Employment Agreements") with Messrs. Brown and Stuecker effective October 1, 1988, and with Mr. Moulton effective March 1, 1993 and with Mr. Crossland effective August 29, 1994. The Employment Agreements provide for continued employment of the respective officer by the Corporation for a period of two years following a "change of control" (as defined) on an equivalent basis to employment immediately before the change of control. If the employee is terminated other than for "cause" (as defined) or if the employee terminates his employment for "good reason" (as defined) after a change of control of the Corporation, each agreement provides for (a) payment of the employee's "highest base salary" (as defined) and prorated annual bonus through the date of termination, (b) payment of the present value of the employee's highest base salary (plus an annual bonus) for a period of three years, (c) payment of any compensation previously deferred,
(d) payment of the present value of three annual payments, each equal to the average annual contribution by the Corporation for the benefit of the employee to all the Corporation's retirement plans, and (e) the continuation of benefits to the employee and/or the employee's family provided in connection with the Corporation's medical and life insurance policies for a period of three years. If it is determined that any payment made pursuant to these agreements would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the respective employee would be entitled to receive additional payments so that the employee would be in the same after-tax position as if no excise tax were imposed. The Employment Agreements also provide that an employee will be reimbursed for any legal expenses incurred in litigating his rights under the agreement. Subject to earlier termination as a result of death, disability, retirement, or termination of employment (unrelated to a change of control), these agreements have three-year terms, automatically extending for an additional one-year term from October 1 of each year unless the Corporation terminates the extension upon sixty days' prior notice.

  In conjunction with the Employment Agreements, the Corporation entered into an agreement with National City Trust Company establishing a trust to provide in whole, or in part, for the payment of the benefits payable under the Employment Agreements. The Corporation, at the direction of the Board of Directors, may contribute to the trust such sums of money or other property as it from time to time deems appropriate to meet its obligations under the Employment Agreements.

  In addition, options for a total of 209,002 shares of Common Stock granted under the Corporation's incentive stock plans and presently outstanding (but not currently exercisable) will become immediately exercisable in the event of a change of control of the Corporation. Options for an additional 158,000 shares of Common Stock granted on December 13, 1995 (but not currently exercisable) also will become immediately exercisable in the event of a change of control of the Corporation at any time after May 13, 1996.

  The Board of Directors adopted a Severance Pay Policy, effective October 1, 1988, for all full-time officers of the Corporation. If an officer is involuntarily terminated by the Corporation (other than for misconduct), upon the execution by such officer of a waiver and release of all claims against the Corporation, he or she will receive severance pay equal to one-half month's compensation (at the pay rate in effect at the date of the termination) for each year of continuous full-time employment with the Corporation. Severance pay under the Policy is subject to a minimum payment equal to four weeks' compensation and a maximum payment equal to fifty-two weeks' compensation and will be payable in installments. Any installments outstanding at the time the subject individual begins new employment or self-employment will be waived automatically under the terms of the Policy. In addition, an officer shall be entitled to a "non-compete lump sum" equal to the severance pay described above if the terminated officer executes a one-year Non-Compete Agreement. This non-compete lump sum is payable one year after the date of involuntary termination provided the terminated officer remains in compliance with the Non-Compete Agreement. An officer who, within the scope of this Severance Pay Policy, voluntarily terminates employment with the Corporation shall be entitled to a maximum of one month's severance pay. If the Corporation, a division or subsidiary of the Corporation is sold by the Corporation, no officer shall be deemed terminated because of such sale, and there shall be no entitlement to severance pay pursuant to this Severance Pay Policy.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for 1995:

EXECUTIVE OFFICER COMPENSATION POLICIES AND 1995 RESULTS

  The Compensation Committee of the Board of Directors administers the Corporation's executive officer compensation program, consisting of base salary, annual bonus opportunities and stock option grants. Base salary levels reflect individual officer responsibilities and performance over time; adjustments to base salary reflect both individual performance and the Compensation Committee's judgment of Corporation and business unit financial performance. The Corporation's Key Employee Bonus Plan directly links potential annual incentive payments to the accomplishment of predetermined financial and functional goals. A portion of each executive officer's potential bonus is tied to the Corporation's overall financial performance. Awards under the Corporation's 1995 Incentive Stock Option Plan directly link potential participant rewards to increases in shareholder value. As a result of the Corporation's practice in implementing these plans, more than 40% of senior executive officers' potential compensation is directly related to financial performance and increases in shareholder value.

  With respect to 1995, the Committee approved executive officer salaries, based on individual performance and the results of an executive compensation survey conducted on behalf of the Committee by an independent executive compensation consulting firm (the "Survey"). Based upon the Survey, the Committee believes executive officer base salaries for 1995 are at or below median competitive base salary levels of manufacturing companies of comparable capitalization.

  For the 1995 Key Employee Bonus Plan, the Committee approved goals based on corporate pre-tax earnings, business unit operating income, return on assets and individual participant performance. As a result of the achievement of such goals in 1995, bonuses were awarded to executive officers. See the Summary Compensation Table on page 6.

  Federal tax law establishes certain requirements in order for compensation exceeding $1 million earned by certain executives to be deductible. Because the total compensation for executive officers is significantly below the $1 million threshold, the Compensation Committee has not had to address the issues relative thereto.

CHIEF EXECUTIVE OFFICER COMPENSATION

  For 1995, Mr. Brown's potential bonus award was based on the Corporation meeting certain financial objectives, including targets related to company-wide earnings and return on assets as well as operating income and return on assets of the Lighting Group and Compressor & Vacuum Pump Group and certain functional objectives, including the further consolidation of functions in the Lighting Group. Since such goals were achieved, a bonus was paid for 1995 performance under the bonus program established by the Committee in February 1995. See the Summary Compensation Table on page 6.

  In 1995, the Committee granted Mr. Brown stock options as part of his overall compensation. The Committee believes that Mr. Brown's stock option grant helps to align his compensation directly with shareholder value. The potential value of this grant is based solely on increases in the fair market value of the Corporation's stock during the term of the option.

                               ----------------

                               COMPENSATION COMMITTEE

                               Peter P. Donis
                               Wallace H. Dunbar
                               Lawrence E. Gloyd
                               Ralph D. Ketchum

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  During 1995, no executive officer of the Corporation served on the board of directors or compensation committee of any other corporation, with respect to which any member of the Compensation Committee was engaged as an executive officer. No member of the Compensation Committee was an officer or employee of the Corporation during 1995 and no member of the Compensation Committee was formerly an officer of the Corporation other than Mr. Dunbar who served as an officer of the Corporation prior to 1980.

                               PERFORMANCE GRAPH

  The following graph sets forth a comparison of the Corporation's cumulative total shareholder return, assuming reinvestment of dividends, for the last five years with the cumulative total return for the same period measured by the Standard & Poor's 500 Index and the Value Line Building Materials Index.

                       [PERFORMANCE GRAPH APPEARS HERE]

                                   1990  1991    1992    1993    1994    1995
                                   ---- ------- ------- ------- ------- -------
Thomas Industries Inc............. $100 $127.77 $101.01 $150.20 $169.00 $282.65
Standard & Poor's 500 Index.......  100  130.55  140.72  154.91  157.39  216.42
Value Line Building Materials
 Index............................  100  122.33  162.50  208.89  174.30  235.46

Based on $100 invested on December 31, 1990 in the Corporation's Common Stock, the Standard & Poor's 500 Stock Index and the Value Line Building Materials Index.

                              BOARD OF DIRECTORS

  The Board of Directors held five meetings during 1995. All directors attended at least 75 percent of the aggregate number of such meetings and of meetings of Board committees on which they served in 1995.

  The Board of Directors has an Audit Committee which met three times during 1995. The Audit Committee is composed of Peter P. Donis, Gene P. Gardner, Franklin J. Lunding, Jr. and Ralph D. Ketchum. The functions of the Audit Committee consist of reviewing with the independent accountants the plan and results of the auditing engagement, reviewing the scope and results of the Corporation's procedures for internal auditing, reviewing the professional services provided by the independent accountants and the fees charged therefor, selecting the Corporation's independent accountants for each year and reviewing the adequacy of the Corporation's system of internal accounting controls.

  The Board of Directors has a Compensation Committee which met four times during 1995. The Compensation Committee is composed of Peter P. Donis, Wallace
H. Dunbar, Lawrence E. Gloyd and Ralph D. Ketchum. The functions of the Compensation Committee consist of establishing the remuneration for the Chief Executive Officer, consulting with the Chief Executive Officer with respect to the compensation of other executives of the Corporation, and administering and determining awards under the Corporation's stock incentive plans and certain other employee benefit plans.

  The Nominating and Search Committee met three times during 1995. The Nominating and Search Committee is composed of Timothy C. Brown, Roger P. Eklund, H. Joseph Ferguson, Gene P. Gardner and Lawrence E. Gloyd. The functions of the Nominating and Search Committee consist of reviewing the recruitment of senior management, monitoring senior management, director succession plans and reviewing new director nominees. The Nominating and Search Committee will consider director nominees recommended by shareholders, if such recommendations are submitted in writing to the Committee.

  Directors who are committee chairmen (except for directors who are employees of the Corporation) receive a fee of $18,500 per year, and all other directors (except for directors who are employees of the Corporation) receive a fee of $16,200 per year. In addition, all directors (except for directors who are employees of the Corporation and the Chairman of the Board) receive $850 for attendance at each Board of Directors meeting, committee meeting, special management meeting, if any, and annual meeting of shareholders, plus expenses for attendance. In addition, pursuant to the Corporation's Nonemployee Director Stock Option Plan each nonemployee director receives on the date of each annual meeting a non-qualified stock option to purchase 2,000 shares of Common Stock.

  Mr. Eklund is a partner in the law firm of Eklund and Eklund which provided certain legal services to the Corporation in 1995.

                         COMPLIANCE WITH SECTION 16(A)

  Section 16(a) of the Exchange Act requires that certain of the Corporation's officers and directors, and persons who own more than ten percent of the Corporation's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. During 1995, to the knowledge of the Corporation, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                                  ACCOUNTANTS

  On February 7, 1996, on the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP as the Corporation's independent accountants for the 1996 fiscal year, replacing KPMG Peat Marwick LLP ("KPMG") which was dismissed from that role.

  Representatives of KPMG will be present at the Annual Meeting with the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

  KPMG's reports on the financial statements for the last two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two fiscal years and interim period preceding the dismissal, there were no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                         PROPOSALS OF SECURITY HOLDERS

  A shareholder proposal to be presented at the 1997 Annual Meeting must be received at the Corporation's executive offices, 4360 Brownsboro Road, Suite 300, Louisville, Kentucky 40207 by no later than November 12, 1996 for evaluation as to inclusion in the Proxy Statement in connection with such Meeting.

  In order for a shareholder to nominate a candidate for director, under the Corporation's Bylaws timely notice of the nomination must be given in writing to the Secretary of the Corporation. To be timely, such notice must be received at the principal executive offices of the Corporation not less than sixty days prior to the meeting of shareholders. Such notice must describe various matters regarding the nominee and the shareholder giving the notice, including such information as name, address, occupation and shares held.

  In order for a shareholder to bring other business before a shareholders meeting, timely notice must be given to the Secretary of the Corporation within the time limits described above. Such notice must include various matters regarding the shareholder giving the notice and a description of the proposed business. These requirements are separate from the requirements a shareholder must meet to have a proposal included in the Corporation's proxy statement.

                   OTHER MATTERS TO COME BEFORE THE MEETING

  The Board of Directors of the Corporation knows of no other business which may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, the persons named in the proxies will vote upon them in accordance with their best judgment.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE PROXY AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE.

                                          By Order of the Board of Directors

                                          Phillip J. Stuecker
                                          Vice President of Finance,
                                           Chief Financial Officer and
                                          Secretary

Date: March 12, 1996

                                     PROXY
                            THOMAS INDUSTRIES INC.
          4360 BROWNSBORO ROAD, SUITE 300, LOUISVILLE, KENTUCKY 40207
                 Solicited on behalf of the Board of Directors
                        Annual Meeting of Shareholders
                                April 18, 1996

   The undersigned hereby appoints Timothy C. Brown and Phillip J. Stuecker, or either of them, with full power of substitution, to represent and to vote the stock of the undersigned at the Annual Meeting of Shareholders of Thomas Industries Inc., to be held at the Seelbach Hotel, 500 Fourth Street, Louisville, Kentucky, on Thursday, April 18, 1996 at 10 A.M., Eastern Daylight Time, or at any adjournment thereof as follows:

1. Election of Directors

            [_] FOR all the nominees listed below  [_]
                (except as marked to the contrary below).

            [_] WITHHOLD AUTHORITY to vote for all
                the nominees listed below

        Gene P. Gardner      Lawrence E. Gloyd      William M. Jordan

 INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name below.

--------------------------------------------------------------------------------
2. In their discretion on any other matter that may properly come before the meeting or any adjournment thereof.

Please mark, sign on the reverse side, date and return in the enclosed envelope.

                 (Continued and to be signed on reverse side)



   This proxy when properly executed will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, the proxy will be voted FOR proposal 1.

                                        Date _____________________________, 1996



                                                                NUMBER OF SHARES


                                       _________________________________________
                                                     Signature(s)


                                       _________________________________________
                                                     Signature(s)

                                       When signing as attorney, administrator, personal representative, executor, custodian, trustee, guardian or corporate official, please give your full title as such. When stock is held in the name of more than one person, each such person should sign the proxy.